                                                                      EXHIBIT 99

                                                                OCTOBER 29, 2004

                              FOR IMMEDIATE RELEASE

                                               PRESS CONTACT: DOUGLAS C. SANDVIG
                                                          Senior Vice President,
                                           Treasurer and Chief Financial Officer
                                                     Smithway Motor Xpress Corp.
                                                                  (515) 576-7418

     SMITHWAY MOTOR XPRESS CORP. ANNOUNCES CONTINUED IMPROVED PROFITABILITY

FORT DODGE, IOWA (PR NEWSWIRE) OCTOBER 29, 2004--Smithway Motor Xpress Corp. (Nasdaq SmallCap Market: SMXC) announced today financial and operating results for the third quarter and nine months ended September 30, 2004.


For the third quarter of 2004, operating revenue increased approximately 14.6% to $48.7 million from $42.5 million for the corresponding quarter in 2003. Net earnings were $854,000, or $0.18 per basic and $0.17 per diluted share, compared with net loss of ($305,000), or ($0.06) per basic and diluted share, for the same quarter in 2003.



For the first nine months of 2004, operating revenue increased approximately 11.5% to $138.9 million from $124.6 million for the first nine months in 2003. Net earnings were $1.9 million, or $0.38 per basic share and diluted share, compared with net loss of ($2.3 million), or ($0.48) per basic and diluted share, for the first nine months of 2003.



Net earnings for the first nine months of 2004 include $727,000, or $0.15 per basic and diluted share, of tax-free life insurance proceeds received during the first quarter. Without the life insurance proceeds, net earnings for the first nine months would have been $1.1 million, or $0.23 per basic and diluted share, compared with net loss of ($2.3 million), or ($0.48) per basic and diluted share, for the first nine months of 2003.



G. Larry Owens, President and Chief Executive Officer, commented, "Smithway's results for the third quarter 2004 mark our highest quarterly earnings since the second quarter of 1999. For the quarter, average revenue per seated tractor per week increased by $290, or 11.0%, compared to the third quarter of 2003 as we continued our focus on asset productivity and lane flow and as freight demand increased, allowing for a nine cent increase in revenue per loaded mile, increased revenue miles per tractor, and decreased deadhead.



Higher truck production and freight rates have allowed us to absorb a two cent per mile driver pay increase and unusually high fuel prices. Almost all of our trucks, which we are replacing at the rate of 20 units per month, are seated with a driver. We are pleased with our continued profitability and look forward to further improvement."



Smithway is a truckload carrier that hauls diversified freight nationwide, concentrating primarily on the flatbed segment of the truckload market. Its Class A Common Stock is traded on the Nasdaq National Market under the symbol "SMXC."

This press release and statements made by the Company in its stockholder reports and public filings, as well as oral public statements by Company representatives, may contain certain forward-looking information, usually identified by words such as "anticipates," "believes," "estimates," "projects," "expects," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in forward-looking statements. The following factors, among others, could cause actual results to differ materially from those in forward-looking statements: failure to sustain the recent return to quarterly operating profitability, which could result in violation of bank covenants and acceleration of indebtedness at several financial institutions; the ability to obtain financing on acceptable terms, and obtain waivers and amendments to current financing in the event of default; economic recessions or downturns in customers' business cycles; excessive increases in capacity within truckload markets; surplus inventories; decreased demand for transportation services offered by the Company; increases or rapid fluctuations in inflation, interest rates, fuel prices, and fuel hedging; the availability and costs of attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts, or changes in excess coverage, relating to accident, cargo, workers' compensation, health, and other claims; the resale value of used equipment and prices of new equipment; seasonal factors such as harsh weather conditions that increase operating costs; regulatory requirements that increase costs and decrease efficiency, including emissions standards and hours-of-service regulations; changes in management; and the ability to negotiate, consummate, and integrate acquisitions. Readers should review and consider the various disclosures made by the Company in this press release, stockholder reports, and in its Forms 10-K, 10-Q, and other public filings. The Company disclaims any such obligation to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.



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                  SMITHWAY MOTOR XPRESS CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA AND OPERATING STATISTICS)


                                                               THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                 SEPTEMBER 30,
                                                                   (UNAUDITED)                   (UNAUDITED)
                                                          --------------------------    --------------------------
                                                              2003          2004            2003           2004
                                                          -----------    -----------    -----------    -----------
Operating revenue:
    Freight                                               $    42,325    $    48,469    $   124,056    $   138,338
    Other                                                         136            189            532            599
                                                          -----------    -----------    -----------    -----------
        Operating revenue                                      42,461         48,658        124,588        138,937
Operating expenses:
    Purchased transportation                                   13,891         16,125         42,590         45,384
    Compensation and employee benefits                         13,185         13,572         38,812         40,272
    Fuel, supplies, and maintenance                             7,420          9,710         22,351         27,352
    Insurance and claims                                        1,370          1,288          3,268          3,953
    Taxes and licenses                                            893            906          2,573          2,778
    General and administrative                                  1,867          1,714          5,081          5,148
    Communications and utilities                                  337            282          1,130            962
    Depreciation and amortization                               3,467          3,203         10,958          9,695
                                                          -----------    -----------    -----------    -----------
        Total operating expenses                               42,430         46,800        126,763        135,544
                                                          -----------    -----------    -----------    -----------
        (Loss) earnings from operations                            31          1,858         (2,175)         3,393

Other (expense) income:
    Interest expense                                             (443)          (378)        (1,389)        (1,141)
    Interest income                                                21             16             25             26
    Life Insurance Proceeds                                        --             --             --            727
                                                          -----------    -----------    -----------    -----------
        (Loss) earnings before income taxes                      (391)         1,496         (3,539)         3,005
    Income tax (benefit) expense                                  (86)           642         (1,218)         1,151
                                                          -----------    -----------    -----------    -----------
        Net (loss) earnings                               $      (305)   $       854    $    (2,321)   $     1,854
                                                          ===========    ===========    ===========    ===========

                                                          -----------    -----------    -----------    -----------
Basic (loss) earnings per share                           $     (0.06)   $      0.18    $     (0.48)   $      0.38
                                                          -----------    -----------    -----------    -----------
Diluted (loss) earnings per share                         $     (0.06)   $      0.17    $     (0.48)   $      0.38
                                                          -----------    -----------    -----------    -----------
Basic weighted average common shares outstanding            4,846,821      4,848,821      4,846,821      4,847,609
Diluted weighted average common shares outstanding          4,846,821      4,968,889      4,846,821      4,940,442

OPERATING STATISTICS

                                                 ------------------------    ------------------------
                                                    2003          2004          2003         2004
                                                 ----------    ----------    ----------    ----------
Operating ratio                                        99.9%         96.2%        101.7%         97.6%
Average operating revenue per tractor per week   $    2,704    $    3,227    $    2,556    $    3,034
Average revenue per tractor per week             $    2,495*   $    2,842*   $    2,345*   $    2,725*
Average revenue per seated tractor per week      $    2,625*   $    2,915*   $    2,464*   $    2,816*
Average length of haul in miles                         660           653           653           661
Average revenue per loaded mile                  $     1.39*   $     1.48*   $     1.37*   $     1.45*
Ending company tractors                                 746           754           746           754
Ending owner/operators tractors                         436           435           436           435
Ending trailers                                       2,299         2,163         2,299         2,163
Weighted average tractors                             1,208         1,160         1,250         1,174


* excludes fuel surcharge, brokerage, and other revenue.



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                  SMITHWAY MOTOR XPRESS CORP. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                            DECEMBER 31,   SEPTEMBER 30,
                                                               2003            2004
                                                           -------------   -------------
ASSETS
    Current assets:
        Cash and cash equivalents                          $         355   $       5,260
        Receivables, net                                          14,697          18,446
        Inventories                                                  882           1,102
        Prepaid expenses and other                                 4,304           4,753
                                                           -------------   -------------
            Total current assets                                  20,238          29,561

    Property and equipment                                       124,634         119,238
    Less accumulated depreciation                                 70,235          67,534
                                                           -------------   -------------
        Net property and equipment                                54,399          51,704

    Other assets                                                   2,043           2,022
                                                           -------------   -------------

Total assets                                               $      76,680   $      83,287
                                                           =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
        Current debt                                       $      10,582   $      10,525
        Accounts payable and accrued expenses                     13,438          17,874
                                                           -------------   -------------
            Total current liabilities                             24,020          28,399

    Long-term debt                                                23,035          22,001
    Deferred income taxes                                          9,020          10,423
                                                           -------------   -------------

Total liabilities                                                 56,075          60,823

    Stockholders' equity                                          20,605          22,464
                                                           -------------   -------------

Total liabilities and stockholders' equity                 $      76,680   $      83,287
                                                           =============   =============